                                                                    EXHIBIT 10.7

                               CREDIT AGREEMENT

     Credit Agreement made as of this 20th day of August, 1998, by and between LAW OFFICE INFORMATION SYSTEMS, INC., an Arkansas corporation (hereinafter referred to as the "Borrower") and FLEET NATIONAL BANK, a national banking association (hereinafter referred to as the "Bank").

     WHEREAS, the Borrower wishes to establish a credit facility with the Bank under which the Borrower may borrow funds from the Bank to finance the purchase of equipment and the development of its databases and for general working capital purposes; and

     WHEREAS, the Bank has agreed to establish a credit facility for the Borrower under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I.     DEFINITIONS
---------      -----------

     Section 1.01   Definitions.
     ------------   -----------

     As used herein and in the other Credit Documents, the following terms shall have the following meanings:

     "Banking Day" shall mean any day which the Bank is open to conduct commercial banking business in Boston, Massachusetts.

     "Credit Documents" shall mean this Agreement, the Notes, the Guaranty, the Security Agreement, the Intellectual Property Security Agreements, the CRL Subordination Agreement and all other documents, instruments and agreements now or hereafter executed in connection with any of them.

     "CRL" shall mean Capital Resource Lenders III, L.P.

     "CRL Subordinated Creditors" shall mean CRL, CRP and Moriarty.

     "CRP" shall mean CRP Investment Partners III, L.L.C.

     "Default" shall mean an event which, under Article VI with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Guarantor" shall mean CRL and each Subsidiary of the Borrower.

     "Moriarty" shall mean Rowland T. Moriarty

     "Notes" shall mean collectively, the Equipment Line of Credit Note and each Equipment Line of Credit Term Note, the SBLC Line of Credit Note, the SBLC Line of Credit Term Note and the

Revolving Credit Note, all substitutions and replacements of any of the foregoing, and any other notes issued by the Borrower to the Bank pursuant to this Agreement.

     "Prime Rate" shall mean the annual rate of interest announced by the Bank from time to time, at the principal office of the Bank, One Federal Street, Boston, Massachusetts 02110, as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     "Subsidiary" shall mean any corporation, business trust or other business entity in which the Borrower or a Subsidiary owns or has options to acquire 50% or more of the voting control.

     The following terms are defined in the following sections:


     Additional CRL Subordinated Notes               Section 4.01(p)
     Adjusted EBITDA                                 Section 5.31
     Affiliate                                       Section 5.15
     Bank                                            Preamble
     Base Financial Statements                       Section 3.04(a)
     Borrower                                        Preamble
     Borrowing Base                                  Section 2.02(a)
     Borrower Rights                                 Section 3.18(a)
     Capital Expenditures                            Section 5.24
     Closing                                         Section 7.06
     Closing Date                                    Section 2.08(a)
     Closing Fee                                     Section 2.08(a)
     Code                                            Section 3.10
     Commitment Fee                                  Section 2.09(b)
     Compensation                                    Section 5.19
     Compliance Certificate                          Section 5.05(d)
     Credit                                          Section 2.01
     CRL August Note                                 Section 2.11
     CRL Guaranty                                    Section 4.01(f)
     CRL Purchase Agreement                          Section 4.01(1)
     CRL Subordination Agreement                     Section 4.01(1)
     CRL Subordinated Debt Agreements                Section 5.34
     CRL Subordinated Notes                          Section 4.01(1)
     Debt Service                                    Section 5.24
     Deferred Facility Fee                           Section 2.09(c)
     EBITDA                                          Section 5.31
     Equipment Line of Credit                        Section 2.01
     Equipment Line of Credit Advance(s)             Section 2.03(a)
     Equipment Line of Credit Conversion Date        Section 2.03(d)
     Equipment Line of Credit Note                   Section 2.03(b)
     Equipment Line of Credit Termination Date       Section 2.03(a)
     Equipment Line of Credit Termination Note A Section 2.03(d) Equipment Line of Credit Termination Note B Section 2.03(d)

     Equipment Line of Credit Termination Note(s)    Section 2.03(d)
     ERISA                                           Section 3.10
     Event(s) of Default                             Article VI
     Fleet                                           Preamble
     GAAP                                            Section 3.04(a)
     Intellectual Property Rights                    Section 3.18(d)
     Intellectual Property Security Agreements       Section 4.01(e)
     L/C                                             Section 2.05(a)
     L/C Obligations                                 Section 2.04(a)
     Maximum Equipment Line of Credit                Section 2.03(a)
     Maximum Revolving Credit                        Section 2.02(a)
     Maximum SBLC Line of Credit                     Section 2.04(a)
     Qualified Accounts                              Section 2.02(a)
     Qualified Equipment                             Section 2.03(f)
     Restricted Payment(s)                           Section 5.18
     Revolving Credit                                Section 2.01
     Revolving Credit Advance(s)                     Section 2.02(a)
     Revolving Credit Maturity Date                  Section 2.02(a)
     Revolving Credit Note                           Section 2.02(b)
     SBLC Line of Credit                             Section 2.01
     SBLC Line of Credit Note                        Section 2.04(b)
     SBLC Line of Credit Advance                     Section 2.04(a)
     SBLC Line of Credit Conversion Date             Section 2.04
     SBLC Line of Credit Term Note                   Section 2.04(d)
     Security Agreement                              Section 4.01(d)
     Security Documents                              Section 4.01(e)
     Special Counsel                                 Section 4.01(b)
     Stock                                           Section 5.18
     Taxes                                           Section 3.08

     Section 1.02.   Accounting Terms.
     ------------    ----------------

     Unless otherwise specified herein, all accounting terms used herein shall be construed in accordance with generally accepted accounting principles consistently applied.

ARTICLE II.    AMOUNT AND TERMS OF THE CREDIT.
----------     ------------------------------

     Section 2.01.   The Credit.
     ------------    ----------

     Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Bank hereby establishes a credit facility in favor of the Borrower in the maximum aggregate principal amount of $10,000,000 as set forth below (the "Credit"). The Credit shall consist of (i) a secured working capital revolving line of credit in the maximum principal amount of $1,500,000 (the "Revolving Credit"), (ii) a secured converting equipment line of credit in the maximum principal amount of $1,500,000 (the "Equipment Line of Credit") and (iii) a secured converting SBLC line of credit in the maximum principal amount of $7,000,000 (the "SBLC Line of Credit").

     Section 2.02.   The Revolving Credit.
     ------------    --------------------

          (a) General Terms.  Subject to the terms and conditions hereof and
              -------------
provided that no Default or Event of Default has occurred or is continuing, the Borrower may, from time to time from the date hereof up to June 30, 1999 (the "Revolving Credit Maturity Date") borrow and reborrow from the Bank, and the Bank shall advance funds to the Borrower as requested pursuant to Section 2.02(e) (a "Revolving Credit Advance" and collectively, the "Revolving Credit Advances"); provided, however, that the aggregate of all Revolving Credit
            --------  -------
Advances outstanding at any time shall not exceed the lesser of (i) $1,500,000 or (ii) the "Borrowing Base" (the "Maximum Revolving Credit").

     The Borrowing Base shall equal the sum of (i) 80% of Qualified Accounts (as hereinafter defined), plus (ii) 80% of the Net Present Value of Electronic Funds Transfer Receivables (as hereinafter defined).

     Qualified Accounts" (without any duplication of any accounts falling within the definition of Net Present Value of Electronic Funds Transfer Receivables) shall mean all accounts of the Borrower arising in the ordinary course of business (i) in which the Bank has a perfected security interest; (ii) which are not with respect to sales or services to a supplier, employee, shareholder, Subsidiary or Affiliate of the Borrower, or to the United States of America or any agency thereof, or to an account debtor located outside of the United States of America; (iii) which are not on account of consigned goods; (iv) which are not with respect to accounts of account debtors of the Borrower who have any accounts or portions thereof evidenced by a promissory note; (v) which are accounts billed in a manner consistent with past business practices of the Borrower and not more than 90 days due from the date of issuance of the invoice;
(vi) which are not subject to any dispute, setoff, finance charge, credit, allowance or adjustment by the account debtor; and (vii) which the Bank has not otherwise determined to be unsatisfactory.

     "Net Present Value of Electronic Funds Transfer Receivables" shall mean all accounts receivable of the Borrower relating to electronic funds monthly transfer arrangements between the Borrower and its customers and subscribers that are due within one year of the date of determination of the relevant Borrowing Base, discounted to net present value using a discount rate equal to the Revolving Credit interest rate (as provided in Section 2.02(d)) as of the date of determination of the relevant Borrowing Base.

     The Borrower shall furnish to the Bank not later than fifteen (15) days following the end of each monthly accounting period a Borrowing Base Certificate in the form of Exhibit 2.02(a) attached hereto, completed and signed by the
               ---------------
Borrower's chief financial officer. The Borrowing Base shown on such certificate shall be as of the last day of said monthly accounting period. If a Borrowing Base Certificate is not delivered within the specified period the Bank shall not be obligated to make further Revolving Credit Advances until a Borrowing Base Certificate as of the most recent month ended is delivered.

          (b) The Revolving Credit Note.  All amounts owed by the Borrower with
              -------------------------
respect to Revolving Credit Advances shall be evidenced by a revolving credit note in the principal amount of $1,500,000, dated the date hereof in the form attached hereto as Exhibit 2.02(b) (the "Revolving Credit Note").
                   ---------------

          (c) Revolving Credit Payment.  Revolving Credit Advances may be repaid
              ------------------------
at any time. The aggregate of all Revolving Credit Advances shall not at any time exceed the Maximum Revolving Credit. If at any time the aggregates outstanding Revolving Credit Advances exceeds the Maximum Revolving, Credit, then the Borrower shall immediately pay such excess to the Bank, and the Bank may, without prior notice to the Borrower, charge any of Borrower's accounts with the Bank in order to effect such payment.

          (d) Interest.  Revolving Credit Advances made by the Bank shall bear
              --------
interest prior to the occurrence of an Event of Default or maturity (computed on the basis of actual number of days elapsed over a 360-day year) on the unpaid principal balance outstanding from time to time at a fluctuating rate per annum equal to the aggregate of (i) the Prime Rate, plus (ii) one-half of one percent (.5%). From and after the occurrence and during the continuation of an Event of Default or maturity (whether by demand, acceleration or otherwise), the unpaid principal balance of the Revolving Credit shall bear interest at a fluctuating rate per annum equal to four percent (4%) above the rate of interest otherwise payable with respect to the Revolving Credit. Interest shall be payable monthly in arrears on the first day of the next succeeding month commencing September 1, 1998. The effective rate of interest shall change on each date on which the Prime Rate shall change.

          (e) Requests for Advances.  Each Revolving Credit Advance shall be
              ---------------------
made on the day on which the Bank receives notice from the Borrower or, if such day is not a Banking Day, on the next succeeding Banking Day, provided the Bank receives notice from the Borrower prior to 11:00 a.m. Boston time on such Banking Day. Each request for a Revolving Credit Advance shall be made to the Bank in writing (including by facsimile) or by telephone by a duly authorized representative of the Borrower, and the Bank may rely upon any telephone request which it reasonably believes is made by such a representative. The Borrower agrees to indemnify and hold the Bank harmless for any action, including the making of Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon such telephone request. At the time of the initial request for a Revolving Credit Advance made under this
Section 2.02(e), the Borrower shall have provided the Bank with a Compliance Certificate in the form required by Section 5.09 hereof. The Borrower hereby agrees (i) that the Bank shall be entitled to rely upon the most recent Compliance Certificate in its possession until it is superseded by another Compliance Certificate, and (ii) that each request for a Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Bank's possession.

          (f) Payment Upon Revolving Credit Maturity Date.  The Revolving Credit
              -------------------------------------------
shall expire on the Revolving Credit Maturity Date and all Revolving Credit Advances then outstanding shall be due and payable on the Revolving Credit Maturity Date together with all accrued and unpaid interest thereon and any other amounts then due.

     Section 2.03.   The Equipment Line of Credit.
     ------------    ----------------------------

          (a) General Terms. Subject to the terms and conditions hereof
              -------------
and provided that no Default or Event of Default has occurred or is continuing, the Borrower may, from time to time from the date hereof up to June 30, 1999 (the "Equipment Line of Credit Termination Date") borrow from the Bank, and the Bank shall advance funds to the Borrower as requested pursuant to Section 2.03(f) (each, an "Equipment Line of Credit Advance" and collectively, the "Equipment Line of Credit Advances"); provided, however, that the aggregate of
                                      --------  -------
all outstanding Equipment Line of Credit Advances (including Equipment Line of Credit Advances evidenced by Equipment Line of Credit Term Notes (as defined below)) shall at no time exceed $1,500,000 (the "Maximum Equipment Line of Credit"). The Borrower may not reborrow Equipment Line of Credit Advances once repaid and, to the extent that some portion of the Equipment Line of Credit is not borrowed prior to the Equipment Line of Credit Termination Date, the Borrower shall have no further right to borrow under this Section 2.03. Each Equipment Line of Credit Advance shall be an amount up to 80% of the Borrower's net invoice cost (purchase price less taxes, trade-ins, discounts freight charges, insurance, software, installation or similar items) of "Qualified Equipment" (as defined in Section 2.03(f)), to be purchased with proceeds of such Equipment Line of Credit Advance.

     Equipment Line of Credit Advances made by the Bank shall automatically be converted into Equipment Line of Credit Term Notes pursuant to Section 2.03(d).

          (b) The Equipment Line of Credit Note.  All amounts owed by the
              ---------------------------------
Borrower with respect to Equipment Line of Credit Advances shall be evidenced by a converting equipment line of credit note in the original principal amount of $1,500,000, dated the date hereof in the form attached hereto as Exhibit 2.03(b)
                                                                 ---------------
(the "Equipment Line of Credit Note").

          (c) Equipment Line of Credit Payment.  If at any time the aggregate
              --------------------------------
outstanding Equipment Line of Credit Advances (including Equipment Line of Credit Advances evidenced by, Equipment Line of Credit Term Notes) exceeds the Maximum Equipment Line of Credit, then the Borrower shall immediately pay such excess to the Bank, and the Bank may, without prior notice to the Borrower, charge any of Borrower's accounts with the Bank in order to effect such payment.

          (d) The Equipment Line Credit Term Notes.  On each of December 31,
              ------------------------------------
1998 and June 30, 1999 (each an "Equipment Line of Credit Conversion Date"), the aggregate outstanding Equipment Line of Credit Advances as of each such date shall automatically be converted to a term note (hereinafter referred to respectively as "Equipment Line of Credit Term Note A" and "Equipment Line of Credit Term Note B"; and collectively, as the "Equipment Line of Credit Term Note(s)") dated as of each such date, in the form attached hereto as Exhibit
                                                                     -------
2.03(d).  Each Equipment Line of Credit Term Note shall be in the original
-------
principal amount of the outstanding Equipment Line of Credit Advances as of the applicable Equipment Line of Credit Conversion Date. The conversion of Equipment Line of Credit Advances into an Equipment Line of Credit Term Note shall not constitute a prepayment of such Equipment Line of Credit Advances. Unless sooner prepaid pursuant to Section 2.09 or accelerated pursuant to
Article VI hereof, the Borrower shall (i) repay the principal of Equipment Line of Credit Term Note A in thirty-five (35) equal monthly installments of an amount equal to 2.778% of the original principal amount of Equipment Line of Credit Term Note A, payable on the first day of each month commencing on February 1, 1999, with a final installment in the amount of the entire unpaid balance of Equipment Line of Credit Term Note A (including principal, all accrued but unpaid interest and any other amounts then due) due and payable on February 1, 2002, and (ii) repay the principal of Equipment Line of Credit Term Note B in thirty-five (35) equal monthly installments of an amount equal to 2.778% of the original principal amount of Equipment Line of Credit Term Note B, payable on the first day of each month commencing on August 1, 1999, with a final installment in the amount of the entire unpaid balance of Equipment-Line of Credit Term Note B (including principal, all accrued but unpaid interest and any other amounts then due) due and payable on August 1, 2002. Interest shall be payable on each Equipment Line of Credit Term Note as provided in Section 2.03(e).

          (e) Interest.  Equipment Line of Credit Advances made by the-Bank and
              --------
amounts outstanding under the Equipment Line of Credit Term Notes shall bear interest prior to the occurrence of an Event of Default or maturity (computed on the basis of actual number of days elapsed over a 360-day year) on the unpaid principal balance outstanding from time to time at a fluctuating rate per annum equal to the aggregate of (i) the Prime Rate, plus (ii) one and one-half percent (1.5%). From and after the occurrence and during the continuation of an Event of Default or maturity (whether by demand, acceleration or otherwise), the unpaid principal balance of the Equipment Line of Credit (including amounts outstanding under Equipment Line of Credit Term Notes) shall bear interest at a fluctuating rate per annum equal to four percent (4%) above the rate of interest otherwise payable with respect to the Equipment Line of Credit. Interest shall be payable monthly in arrears on the first day of the next succeeding month commencing September 1, 1998. The effective rate of interest shall change on each date on which the Prime Rate shall change.

          (f) Requests for Advances.  Subject to the conditions of Section
              ---------------------
2.03(a), each Equipment Line of Credit Advance shall be made on a Banking Day on notice given by the Borrower to the Bank prior to 11:00 a.m. Boston time on the date three (3) days prior to the date of the proposed borrowing. Each request for an Equipment Line of Credit Advance shall be made to the Bank in writing (including by facsimile) or by telephone by a duly authorized representative of the Borrower, and the Bank may rely upon any telephone request which it reasonably believes is made by such a representative, and shall specify (i) the requested date of such Equipment Line of Credit Advance, and (ii) the amount of such Equipment Line of Credit Advance (which must be a minimum of $100,000).
The Borrower agrees to indemnify and hold the Bank harmless for any action, including the making of Equipment Line of Credit Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon such telephone request. At the time of the initial request for a Equipment Line of Credit Advance made under this Section 2.03(f), the Borrower shall have provided the Bank with a Compliance Certificate in the form required by Section 5.09(c) hereof. The Borrower hereby agrees (i) that the Bank shall be entitled to rely upon the most recent Compliance Certificate in its possession until it is superseded by another Compliance Certificate, and (ii) that each request for a Equipment Line of Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Bank's possession. Notwithstanding the foregoing, each Equipment Line of Credit Advance shall be subject to the prior satisfactory review by the Bank, in its sole discretion, of the equipment to be purchased by such Equipment Line of Credit Advance. Each notice of Equipment Line of Credit Advance shall be accompanied by all invoices for the purchase of such equipment (which invoices shall be dated not more than ninety (90) days prior to the date of delivery of such invoices to the Bank) and a certificate signed by the Borrower in the form of Exhibit 2.03(f) attached hereto, certifying that (a) the equipment has been
   ---------------
delivered to the Borrower, (b) the Borrower has paid, or will pay with the requested Equipment Line of Credit Advance, the full purchase price, and (c) the equipment meets the definition of "Qualified Equipment." Notwithstanding the foregoing, the initial notice for an Equipment Line of Credit Advance (made on the Closing Date) may include invoices totalling up to $300,000 which are dated more than ninety (90) days prior to the Closing Date, but dated no earlier than January 1, 1998.

     "Qualified Equipment" means equipment utilized in the conduct of the Borrower's business which is: (i) in good working order and condition; (ii) located at place of business of the Borrower which has been identified to the Bank; (iii) subject to first priority security interest in favor of the Bank;
(iv) upon payment in full thereof, owned by the Borrower free and clear of any lien, security interest, claim or other encumbrance except those in favor of the Bank; and (v) has not otherwise been designated by the Bank in its discretion as unacceptable for any reason.

          (g)     Expiration of Equipment Line Of Credit.  The Equipment Line of
                  --------------------------------------
Credit shall expire on the Equipment Line of Credit Termination Date whereupon
(i) all Equipment Advances then outstanding shall be converted into an Equipment Line of Credit Term Note as provided in Section 2.03(d) above, and (ii) no further advances may be made thereunder.

     Section 2.04. SBLC Line of Credit.
     ------------  -------------------

          (a) General Terms.  Subject to the terms and conditions hereof and
              -------------
provided that no Default or Event of Default has occurred or is continuing, the Borrower may, from time to time from the date hereof (i) up to December 31, 1998 directly borrow up to a maximum amount of $2,500,000 of the SBLC Line of Credit from the Bank, and the Bank shall advance funds to the Borrower as requested pursuant to Section 2.04(f) (each, an "SBLC Line of Credit Advance" and collectively, the "SBLC Line of Credit Advances") to finance the development of the Borrower's law library databases, and (ii) up to June 30, 1999, request and the Bank shall arrange to issue for the account of the Borrower, standby letters of credit pursuant to Section 2.05; provided, however, that the aggregate of (A)
                                    --------  -------
all outstanding SBLC Line of Credit Advances (including SBLC Line of Credit Advances evidenced by the SBLC Line of Credit Term Note (as defined below)), and
(B) the maximum aggregate liability of the Bank under all outstanding letters of credit issued by the Bank under Section 2.05 and under all outstanding letters of credit listed on Schedule 2.04 attached hereto ("L/C Obligations") shall at
                    -------------
no time exceed $7,000,000 (the "Maximum SBLC Line of Credit"). The Borrower may not reborrow SBLC Line of Credit Advances once repaid and to the extent that some portion of the SBLC Line of Credit is not borrowed prior to June 30, 1999, the Borrower shall have no further right to borrow under this Section 2.04 or request L/C's under Section 2.05.

     SBLC Line of Credit Advances made by the Bank shall automatically be converted into SBLC Line of Credit Term Notes pursuant to Section 2.04(d).

          (b) The SBLC Line of Credit Note. All amounts owed by the Borrower
              ----------------------------
with respect to SBLC Line of Credit Advances shall be evidenced by a converting SBLC line of credit note in the original principal amount of $2,500,000, dated the date hereof in the form attached hereto as Exhibit 2.04(b) (the "SBLC Line
                                               ---------------
of Credit Note").

          (c) SBLC Line of Credit Payment.  If at any time the aggregate amount
              ---------------------------
of outstanding SBLC Line of Credit Advances (including SBLC Line of Credit Advances evidenced by the SBLC Line of Credit Term Note) and L/C Obligations exceeds the Maximum SBLC Line of Credit, then the Borrower shall immediately pay such excess to the Bank, and the Bank may, without prior notice to the Borrower, charge any of Borrower's accounts with the Bank in order to effect such payment.

          (d) The SBLC Line Credit Term Note.  On December 31, 1998 (the "SBLC
              ------------------------------
Line of Credit Conversion Date"), the aggregate outstanding SBLC Line of Credit Advances as of such date shall automatically be converted to a term note (hereinafter referred to as "SBLC Line of Credit Term Note") dated as of such date, in the form attached hereto as Exhibit 2.04(d). The SBLC Line of Credit
                                     ---------------
Term Note shall be in the original principal amount of the outstanding SBLC Line of Credit Advances as of the SBLC Line of Credit Conversion Date. The conversion of SBLC Line of Credit Advances into an SBLC Line of Credit Term Note shall not constitute a prepayment of such SBLC Line of Credit Advances. Unless sooner prepaid pursuant to Section 2.09 or accelerated pursuant to Article VI hereof, the Borrower shall repay the principal of the SBLC Line of Credit Term
Note in thirty-five (35) equal monthly installments of an amount equal to 2.778% of the original principal amount of the SBLC Line of Credit Term Note, payable on the first day of each month commencing on February 1, 1999, with a final installment in the amount of the entire unpaid balance of the SBLC Line of Credit Term Note (including principal, all accrued but unpaid interest and any other amounts then due) due and payable on February 1, 2002. Interest shall be payable on the SBLC Line of Credit Term Note as provided in Section 2.04(e).

          (e) Interest.  SBLC Line of Credit Advances made by the Bank and
              --------
amounts outstanding under the SBLC Line of Credit Term Note shall bear interest prior to the occurrence of an Event of Default or maturity (computed on the basis of actual number of days elapsed over a 360-day year) on the unpaid principal balance outstanding from time to time at a fluctuating rate per annum equal to the aggregate of (i) the Prime Rate, plus (ii) one and one-half percent (1.5%). From and after the occurrence and during the continuation of an Event of Default or maturity (whether by demand, acceleration or otherwise), the unpaid principal balance of the SBLC Line of Credit (including amounts outstanding under SBLC Line of Credit Term Note) shall bear interest at a fluctuating rate per annum equal to four percent (4%) above the rate of interest otherwise payable with respect to the SBLC Line of Credit. Interest shall be payable monthly in arrears on the first day of the next succeeding month commencing September 1, 1998. The effective rate of interest shall change on each date on which the Prime Rate shall change.

          (f) Requests for Advances.  Subject to the conditions of Section
              ---------------------
2.04(a), each SBLC Line of Credit Advance to the Borrower shall be made on a Banking Day on notice given by the Borrower to the Bank prior to 11:00 a.m. Boston time on the date of the proposed borrowing. Each request for an SBLC Line of Credit Advance shall be made to the Bank in writing (including by facsimile) or by telephone by a-duly authorized representative of the Borrower, and the Bank may rely upon any telephone request which it reasonably believes is made by such a representative, and shall specify the amount of such SBLC Line-of Credit Advance (which must be a minimum of $100,000). The Borrower agrees to indemnify and hold the Bank harmless for any action, including the making of SBLC Line of Credit Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon such telephone request. At the time of the initial request for a

SBLC Line of Credit Advance made under this Section 2.04(f), the Borrower shall have provided the Bank with a Compliance Certificate in the form required by
Section 5.09(c) hereof. The Borrower hereby agrees (i) that the Bank shall be entitled to rely upon the most recent Compliance Certificate in its possession until it is superseded by another Compliance Certificate, and (ii) that each request for a SBLC Line of Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Bank's possession.

             (g)    Expiration of SBLC Line of Credit. The SBLC Line of Credit
                    ---------------------------------
shall expire (i) with respect to direct borrowings of SBLC Line of Credit Advances on December 31, 1998, and (ii) with respect to letters of credit under
Section 2.05, on June 30, 1999, whereupon no further advances may be made thereunder.

     Section 2.05   Letters of Credit.
                    -----------------

              (a)   Issuance procedures. The Borrower may request, and the Bank
                    -------------------
will arrange to issue standby letters of credit (individually, an "L/C", and collectively, with all outstanding letters of credit listed on Schedule 2.04
                                                               -------------
attached hereto which shall be deemed to have been requested under this Section 2.05, the "L/C's") for the account of the Borrower; provided that after giving effect to all such L/C's the L/C Obligations at such time shall not exceed $7,000,000 less (i) the aggregate principal amount of all SBLC Line of Credit Advances outstanding at such time, and (ii) the aggregate principal amount of the SBLC Line of Credit Term Note. All L/C's shall have an expiration date not later than June 30, 2001. The Company shall deliver to the Bank an L/C application and L/C agreement together with the proposed form of such L/C (which, together with all schedules and exhibits thereto, shall be in form and substance satisfactory to the Bank and its counsel) and such other certificates, documents and other papers and information as the Bank may reasonably request. Any foreign beneficiary must be satisfactory to the Bank. Within five Banking Days following receipt of the above-described documents in satisfactory form, the Bank shall issue such L/C, provided that immediately prior to the issuance of such L/C and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

              (b)   Reimbursement. The Borrower agrees to pay directly to the
                    -------------
Bank on each date that any amount is drawn under an L/C, a sum equal to the amount so drawn and the Bank may, without prior notice to the Borrower, charge any of the Borrower's accounts with the Bank in order to effect such payment. The Borrower agrees to pay on demand any and all reasonable expenses incurred by the Bank in enforcing any rights under this Section 2.05. In the event any L/C is payable in foreign currency, the Borrowers shall reimburse the Bank at the Bank's selling rate of exchange on the date such reimbursement is made.

              (c)   Commission. The Borrower shall pay to the Bank a commission
                    ----------
equal in amount to three percent (3%) per annum of the face amount of each outstanding L/C, such commission to be calculated quarterly and to be due and payable in advance on the date of issuance of each L/C, and thereafter on each quarterly anniversary of the date of issuance of each L/C. The Borrower shall also pay to the Bank all transactional fees at the Bank's customary rates.

     Section 2.06.  Method of Payment.
     ------------   -----------------

     All payments and prepayments of principal and interest due under the Notes and of fees due hereunder shall be made by the Borrower to the Bank in lawful money of the United States in immediately available funds. Payments received by the Bank after 11:00 a.m. Boston time shall be deemed received on the next succeeding Banking Day. All payments of principal, interest or fees to be made to the Bank may be effected by the Bank debiting accounts of the Borrower with the Bank. If a Default or Event of Default has occurred or is continuing, all payments and prepayments made by the Borrower to the Bank hereunder shall apply first to pay all principal and interest due under the SBLC Line of Credit Note, the SBLC Line of Credit Term Note, and toward any obligation to reimburse the Bank under the L/C's.

     Section 2.07.  Expenses.
     ------------   --------

     The Borrower shall pay the Bank on demand all reasonable out-of-pocket fees and expenses incurred by the Bank in connection with examinations of the books and records of the Borrower, appraisals of the assets of the Borrower and visits to the Borrower by officers, employees and agents of the Bank. The Borrower shall cooperate fully with the Bank's officers, employees and agents in connection with each audit or appraisal performed.

     Section 2.08.  Fees.
     ------------   ----

               (a)  Closing Fee. On the date of execution of this Agreement (the
                    -----------
"Closing Date"), the Borrower shall pay the Bank a non-refundable closing fee of $85,000 (the "Closing Fee").

               (b)  The Revolving Credit Commitment Fee. The Borrower shall pay
                    -----------------------------------
the Bank a commitment fee with respect to the Revolving Credit quarterly in advance on the first day of each fiscal quarter, commencing October 1, 1998 in the amount of $3,750.

               (c)  The SBLC Commitment Fee.  The Borrower shall pay the Bank a
                    -----------------------
commitment fee with respect to the SBLC Line of Credit computed at a rate of one-half of one percent (.5%) per annum on the average daily amount of the unborrowed portion of the SBLC Line of Credit during each quarter or portion thereof, payable quarterly in arrears on the first day of the next succeeding fiscal quarter, commencing October 1, 1998.

     Section 2.09.  Prepayment.
     ------------   ----------

     The Revolving Credit may be prepaid in whole or in part at any time without premium or penalty.

     Section 2.10.  Late Fee.
     ------------   --------

     In addition to all other interest which accrues and is payable with respect to the Credit (including interest after an Event of Default or maturity), if the entire amount of any required interest or principal payment is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to 5% of the required payment.

     Section 2.11.   Use of Credit Proceeds.
     ------------    ----------------------

     The proceeds of the Revolving Credit shall be used by the Borrower solely for general working capital purposes, and to repay indebtedness owed to CRL by the Borrower in the principal amount of $423,077.36, as evidenced by that certain promissory note dated August 14, 1998 made by the Borrower in favor of CRL (the "CRL August Note"). The proceeds of the Equipment Line of Credit and the SBLC Line of Credit shall be used by the Borrower to purchase equipment and finance the development of the Borrower's law library databases.

     Section 2.12.   Pledge to Federal Reserve Bank.
     ------------    ------------------------------

     The Bank may at any time pledge all or any portion of its rights under the Credit Documents, including the Notes, to any Federal Reserve Bank organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.

ARTICLE III    REPRESENTATIONS AND WARRANTIES.
-----------    ------------------------------

     Borrower hereby represents and warrants that:

     Section 3.01.   Corporate Existence and Power; Organizational Structure.
     ------------    -------------------------------------------------------

            (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Arkansas, and has full corporate and other power and authority to conduct its business and own its assets as now conducted and owned and as proposed to be conducted and owned. The Borrower and each of its Subsidiaries are licensed or qualified as a, foreign corporation in each jurisdiction where the conduct of its business or the ownership of its assets require such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect upon the business, assets, operations, prospects or financial condition of the Borrower or applicable Subsidiary.

            (b) There are presently issued by the Borrower and its Subsidiaries the shares of capital stock indicated on Schedule 3.01, which
                                                      -------------
shares are owned beneficially and of record as set forth on such Schedule 3.01.
                                                                 -------------
The Borrower and its Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Borrower and its Subsidiaries have no other capital stock of any class outstanding. Except as disclosed on Schedule 3.01, there are no (i) outstanding options,
                       -------------
warrants or to acquire any shares of the capital stock or other securities of the Borrower, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of the Borrower, or (iii) preemptive or subscription rights, contracts or arrangements under which the Borrower is or may become bound to sell or otherwise issue any shares of capital stock or other securities, other than as granted by law.

     Section 3.02.  Subsidiaries.
     ------------   ------------

     Except as set forth in Schedule 3.02, the Borrower currently has no
                            -------------
Subsidiaries or any other equity investments in any other entity.

     Section 3.03.  Power and Authority Relative to Borrowing; Legal and Binding
     ------------   ------------------------------------------------------------
Nature; Compliance with Other Instruments.
-----------------------------------------

               (a) The Borrower has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver and perform all of its obligations contained in the Credit Documents to which it is a party, and to borrow hereunder, and none of such actions will violate any provision of law applicable to, or of the charter or by-laws of, the Borrower, or result in the breach of or constitute a default under any agreement or instrument to which the Borrower is a party or by which it is bound. Each of the Credit Documents has been (or will be) duly authorized and validly executed and are (or will be) the valid and binding obligations of the Borrower enforceable in accordance with its respective terms. Neither the execution or delivery by the Borrower of any of the Credit Documents to which it is a party or the performance by the Borrower of its respective obligations thereunder, require the consent, approval or authorization of any person or governmental authority.

               (b) The provisions of the Security Documents executed and delivered by the Borrower in accordance with Section 4.01(d) hereof have created in favor of the Bank legal, valid and enforceable security interests in the collateral, described therein, and all financing statements and other filings have been (or will be) filed or made as required by applicable law so as to cause such security interests to constitute fully perfected first priority liens on all right, title and interest of the Borrower in such collateral.

               (c) Neither the Borrower nor any of its Subsidiaries is in violation of any term of its charter or by-laws, or any agreement, instrument, mortgage, indenture, contract, judgment, decree, order, statute, rule or governmental regulation applicable to the Borrower or such Subsidiary. The execution, delivery and performance of the Credit Documents will not result in the creation of any security interest, lien, charge or encumbrance upon any of the properties or assets of the Borrower or its Subsidiaries except in favor of the Bank.

     Section 3.04.  Financial Condition.
     ------------   -------------------

               (a) The audited consolidated financial statements of the Borrower and its Subsidiaries dated as of December 31, 1997 and the unaudited consolidated financial statements of the Borrower and its Subsidiaries dated as of June 30, 1998 (the "Base Financial Statements") have been delivered to the Bank. The Base Financial Statements are complete and correct and present fairly and accurately the financial position of the Borrower and its Subsidiaries as of the date of the Base Financial Statements and the results of operations of the Borrower and its Subsidiaries in conformity with generally accepted accounting principles consistently applied ("GAAP"). The Borrower has no material contingent liability or material liability for taxes, or any unusual or burdensome agreement or commitment which would have a materially adverse effect on its business assets, operations or financial condition, except as disclosed in the Base Financial Statements and in this Agreement.

                (b) Presently, and as of the date of the Base Financial Statements, neither the Borrower nor any Subsidiary has or had any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown and regardless of whether or not of type or nature required by GAAP to be set forth therein (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Borrower or any subsidiary or the conduct of their business prior to the date of the Base Financial Statements regardless of whether claims in respect thereof had been asserted as of such date), except (i) liabilities stated or adequately reserved against on the Base Financial Statements, or (ii) incurred after the date of the Base Financial Statements in the ordinary course, of business of the Borrower or its Subsidiaries consistent with the terms of this Agreement, and which are not, individually or in the aggregate, material.

                (c) After giving effect to the financing provided for in this Agreement, the Borrower will not: (i) have liabilities (contingent or otherwise) which exceed the fair and salable value of its assets; (ii) be left with unreasonably small capital with which to engage in its business; (iii) have incurred, or anticipate or reasonably should anticipate incurring, debts beyond its ability to pay such debts as they mature.

     Section 3.05.  No Material Adverse Change.
     ------------   --------------------------

     Except as set forth in Schedule 3.05 hereto, since the date of the Base
                            -------------
Financial Statements there has been no material adverse change in the business, assets, operation, prospects or condition (financial or otherwise) of the Borrower, and the Borrower has not paid any dividends or made any distributions on or purchased or otherwise acquired any shares of its capital stock, or purchased or redeemed or made any payment or prepayment of principal on the CRL Subordinated Notes.

     Section 3.06.  Litigation.
     ------------   ----------

     Except as set forth in Schedule 3.06 hereto, there are no suits or
                            -------------
proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which would have a material adverse effect on the business, assets, prospects, operations or financial condition of the Borrower or any Subsidiary or the transactions contemplated by this Agreement. No judgment, decree or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against either Borrower or any Subsidiary which has or could have any material adverse effect upon the business, properties, assets, prospects, operations or condition, financial or otherwise, of either the Borrower or any Subsidiary.

     Section 3.07.  Title.
     ------------   -----

     Except as set forth in Schedule 3.07, the Borrower has good and marketable
                            -------------
title to, or valid leasehold interests in, all of the properties and assets and leasehold interests reflected in the Base Financial Statements, or acquired since such date (except for materials used, inventory sold, accounts receivable collected and other items disposed of, all in the ordinary course of business since the date of the Base Financial Statements), free and clear of all liens and encumbrances except liens permitted by Section 5.15, and easements, restrictions and minor defects in title which do not, either individually or in the aggregate materially detract from the value or materially limit the use of any real property.

     Section 3.08.   Tax Returns and Payments; IRS Settlement.
     ------------    ----------------------------------------

     The Borrower and its Subsidiaries have filed all federal, state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by them and have paid all Taxes (as defined below) owing by them, except Taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 3.04 above. The provision for Taxes on the Base Financial Statements is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the Borrower or any of its Subsidiaries, and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed (collectively, "Taxes"). All taxes and other assessments and levies which the Borrower or any of its Subsidiaries is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. With regard to the federal income tax returns of the Borrower and its Subsidiaries, except as described on Schedule 3.08, neither the Borrower nor any Subsidiary has ever
             -------------
received notice of any audit or of any proposed deficiencies from the Internal Revenue Service. There are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Borrower or any Subsidiary for any year. Except as described in Schedule 3.08, neither the Internal Revenue
                                  -------------
Service nor any other taxing authority is now asserting or threatening to assert against the Borrower or any subsidiary any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith and no extension of time with respect to any date on which a tax return was or is to be filed by the Borrower or any Subsidiary is in force, and no waiver or agreement by the Borrower or any Subsidiary is in force for the extension of time for the assessment or payment of any Taxes.

     Section 3.09.   Compliance with Law, etc.
     ------------    ------------------------

     The Borrower and its Subsidiaries have all necessary franchises, permits, licenses and other rights to allow them to conduct their business as presently conducted and as proposed to be conducted, and neither the Borrower nor any Subsidiaries are in default with respect to any order or decree of any court, or under any law, order or regulation of any governmental authority, or under the provisions of any contract or agreement to which any of them is a party or by which they may be bound, which default would have a material adverse effect on the business, assets, prospects, operations or financial condition of any of them. The Borrower and its Subsidiaries are currently and have heretofore been in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal or foreign entity, agency, court or other governmental authority which apply to the Borrower or any of its Subsidiaries or to the conduct of its business, and neither the Borrower nor any of its Subsidiaries has received notice of any violation or alleged violation of any such statute, ordinance, order, rule or regulation.

     Section 3.10.  Pension Matters.
     ------------   ---------------

     Neither the Borrower nor any Subsidiary has incurred (a) any accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (b) any liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by it; nor has Borrower had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Borrower or any Subsidiary has any unfunded liability under a pension plan or a contingent liability for withdrawal from a multi-employer pension plan except as disclosed in the financial statements referred to in the Base Financial Statements.

     Section 3.11.  Compliance with Regulation U.
     ------------   ----------------------------

     None of the proceeds of the Credit will be used to purchase, carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     Section 3.12.  Credit Agreements.
     ------------   -----------------

     Set forth on Schedule 3.12 is a complete and correct list of all existing
                  -------------
loan agreements, indentures, note purchase agreements, guarantees or other instruments relating to extensions of credit or money borrowed for an amount in excess of $10,000 under which the Borrower or any Subsidiary is or may become directly or indirectly obligated.

     Section 3.13.  Leases and Options to Purchase.
     ------------   ------------------------------

     Set forth on Schedule 3.13 is a complete and correct list of all existing
                  -------------
leases with respect to, or options to purchase any, real estate or any equipment involving a commitment, potential commitment, or series of commitments in any twelve month period, in excess of $10,000 under which the Borrower is or may become directly or indirectly obligated as lessee or purchaser.

     Section 3.14.  Insolvency.
     ------------   ----------

     Neither the Borrower nor any Subsidiary has (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (c) suffered the attachment or other judicial seizure of all, or substantially all of its assets, (d) admitted in writing its inability to pay its debts as they come due, or (e) made an offer of settlement, extension or composition to its creditors generally.

     Section 3.15.  Real Estate Owned.
     ------------   -----------------

     Except as set forth on Schedule 3.15, neither the Borrower nor any
                            -------------
Subsidiary owns any real property.

     Section 3.16.  Hazardous Waste.
     ------------   ---------------

     Except as set forth in Schedule 3.16, neither of the Borrower nor any
                            -------------
Subsidiary has generated, stored or disposed of any oil, hazardous substance or hazardous material as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. (S)9601, et seq., applicable state or federal laws, or regulations adopted pursuant thereto, in violation of applicable law; and, except as set forth on Schedule 3.16, there
                                                         -------------
has been no generation, storage, or disposal of any such materials by anyone else on the property owned or leased by the Borrower or the Subsidiaries, nor have any such materials been present on such property. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable state, local and federal environmental laws.

     Section 3.17.  Permits.
     ------------   -------

     All necessary licenses and permits for the use and occupancy of the real property owned or leased by the Borrower have been issued and are in full force and effect except as set forth on Schedule 3.17 hereto and except for any such
                                  -------------
licenses or permits the absence of which would not have a material adverse effect upon the business, assets, prospects, operations or financial condition of the Borrower or applicable Subsidiary.

     Section 3.18.  Intellectual Property Rights.  Except as set forth in
     ------------   ----------------------------
Schedule 3.18(a):

          (a) The Borrower and its Subsidiaries have exclusive ownership of, with the exclusive right to use, sell, license, dispose of, and bring actions for infringement of, all Intellectual Property Rights (as hereinafter- defined) material to the conduct of its business as presently conducted (the "Borrower Rights"), provided that no representation is made with respect to "off the shelf" software used by the Borrower and its Subsidiaries that is generally commercially available.

          (b) The business of the Borrower and its Subsidiaries as presently conducted does not violate any agreements which the Borrower or any Subsidiary has with any third party or infringe any patent, trademark, copyright or trade secret or any other Intellectual Property Rights of any third party.

          (c) No claim is pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries nor has the Borrower or any of its subsidiaries received any notice or claim from any person asserting that any of its present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person.

          (d) The Borrower and its Subsidiaries have taken all commercially reasonable steps required to establish and preserve its ownership of all of the Borrower Rights; each current and former employee of the Borrower or any Subsidiary, and each of the consultants and independent contractors of the Borrower and its Subsidiaries involved in development of any of the Borrower Rights, has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Borrower, and none of such employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.

     As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights, including, without limitation, all of the registered rights set forth on Schedule 3.18(b) and all patents, patent
                               ----------------
applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs and other computer software, inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, including production technology and processes, all source and object code, algorithms, promotional materials, customer lists, supplier and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.

     Section 3.19.  No Omissions.
     ------------   ------------

     None of the representations or warranties in this Agreement nor any document, agreement, statement, certificate, exhibit, schedule or other information furnished or to be furnished by or on behalf of the Borrower to the Bank pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of facts contained therein not misleading.

ARTICLE IV.    CONDITIONS.
----------     ----------

     Section 4.01.  Conditions to the Credit and the First Advances.
     ------------   -----------------------------------------------

     The obligation of the Bank to extend the Credit and make the initial advances under the Revolving Credit, the Equipment Line of Credit and the SBLC Line of Credit is subject to the fulfillment of the following conditions:

          (a)  Legal Opinions from Counsel for the Borrower and CRL.  The Bank
               ----------------------------------------------------
shall have received the written opinion of Messrs. Nolan, Caddell & Reynolds, P.A., counsel to the Borrower, and the written opinion of Messrs. Testa, Hurwitz & Thibeault LLP, counsel to CRL, each in form satisfactory to Messrs. Goodwin, Procter & Hoar LLP, special counsel to the Bank (said special counsel and any successor counsel shall be hereinafter referred to as "Special Counsel") covering such matters as the Bank or its Special Counsel may request.

          (b)  The Credit Agreement.  The Borrower shall have executed this
               --------------------
Agreement.

          (c)  The Notes.  The Borrower shall have executed and delivered to the
               ---------
Bank the Revolving Credit Note, the Equipment Line of Credit Note and the SBLC Line of Credit Note.

          (d)  The Security Agreement.  The Bank shall have received a general
               ----------------------
security agreement executed by the Borrower in form satisfactory to the Bank and its Special Counsel (the "Security Agreement"), grazing to the Bank a first priority security interest in and assignment of substantially all of the assets of the Borrower whether now owned or hereafter acquired, including without limitation, all accounts receivable, chattel paper, contracts, contract rights, leases, lease receivables, patents, trademarks, copyrights and licenses of the Borrower. All Uniform Commercial Code Financing Statements and other filings required in order to perfect the liens granted under the Security Agreement shall have been executed by the Borrower and shall have been duly filed or recorded.

          (e)  The Intellectual Property Security Agreements.  The Bank shall
               ---------------------------------------------
have received (i) a Trademark Collateral Assignment and Security Agreement, and
(ii) a Copyright Assignment and Security Agreement each executed by the Borrower in form satisfactory to the Bank and its Special Counsel (collectively, the "Intellectual Property Security Agreements", together with the Security Agreement, the "Security Documents"). All filings with the United States Patent and Trademark Office, the United States Copyright Office and the other filings required in order to perfect the liens granted under the Intellectual Property Security Agreements shall have been executed by the Borrower and shall have been duly filed or recorded.

          (f)  Guaranty Agreement.  CRL shall have executed and delivered to the
               ------------------
Bank a limited guaranty agreement (the "CRL Guaranty") in substantially the form attached hereto as Exhibit 4.01(f). The Bank shall have received the financial statement of CRL.

          (g)  No Default.  No Default or Event of Default specified in Article
               ----------
VI shall have occurred and be continuing.

          (h)  Insurance.  The Borrower shall have delivered to the Bank a list
               ---------
in the form of Exhibit 4.01(h) hereto, certified by the president or chief
               ---------------
financial officer of the Borrower, of all insurance required by Section 5.08 showing the insurer, the face amount and the nature of the coverage and the Bank as an additional insured and loss payee (or beneficiary, as the case may be) under each policy then in force.

          (i)  Officer's Certificate re: Authorization, Representations and
               ------------------------------------------------------------
Warranties and Absence of Defaults.  The Borrower shall have delivered to the
----------------------------------
Bank a certificate in substantially the form of Exhibit 4.01(i) hereto and dated
                                                ---------------
the date of the Closing.

          (j)  Perfection Certificate.  The Borrower shall have delivered to the
               ----------------------
Bank a perfection certificate in substantially the form of Exhibit 4.01(j)
                                                           ---------------
hereto and dated the date of the Closing.

          (k)  Termination of Prior Security Interests.  The Borrower shall have
               ---------------------------------------
obtained and delivered to the Bank (i) an agreement executed by Merchants National Bank of Fort Smith providing for release and termination of its security interest in the Borrower's copyright interests, and (ii) UCC-3 termination statements executed by International Software Finance Corp. providing for the release and termination of all liens filed by International Software Finance Corp. against the Borrower.,

          (l)  CRL Subordination Agreement.  CRL, CRP and Moriarty shall have
               ---------------------------
executed and delivered to the Bank a subordination and intercreditor agreement (as amended from time to time, the "CRL Subordination Agreement") in form and substance satisfactory to the Bank and its Special Counsel, pursuant to which
(i) promissory notes in the aggregate original principal amount of $7,000,000 made by the Borrower in favor of CRL, CRP and Moriarty, respectively, as more fully described on Schedule 3.12 attached hereto, plus, when and if issued, the
             -------------
additional promissory notes which the Borrower has the right to sell to the CRL Subordinated Creditors pursuant to the Second Amendment to the CRL Purchase Agreement (the "CRL Subordinated Notes"'), and (ii) all other obligations of the Borrower to CRL, CRP and Moriarty under the CRL Subordinated Notes and that certain Senior Subordinated Note and Securities Purchase Agreement dated as of November 24, 1997, as amended by the First Amendment dated as of June 29, 1998 and that Second Amendment dated of even date herewith, as amended, by and between the CRL Subordinated Creditors and the Company (the "CRL Purchase Agreement") and the securities issued and sold thereunder, shall be subordinated to the obligations of the Borrower to the Bank.

          (m)  Miscellaneous Requirements.  The Borrower shall have delivered to
               --------------------------
the Bank such other documents as the Bank or its Special Counsel shall reasonably require.

          (n)  Payment of Closing Fees.  The Borrower shall have paid the
               -----------------------
Closing Fees payable under Section 2.08.

          (o)  Payment of Other Fees.  The Borrower shall have paid all legal
               ---------------------
fees, disbursements and all other related expenses incurred by the Bank in connection with the Credit, including, without limitation, the issuance of Standby Letters of Credit listed on Schedule 2.04 attached hereto (the "Outstanding Standby Letters of Credit").

          (p)  CRL.  The CRL Subordinated Creditors shall have (i) loaned, in
               ---
the aggregate, $7,000,000 to the Borrower, as evidenced by the CRL Subordinated Notes, (ii) purchased, in the aggregate, $3,000,000 of Convertible Preferred Stock of the Borrower, (iii) entered into a binding commitment to purchase additional Subordinated Notes on December 31, 1998 (the "December CRL Subordinated Notes") in an aggregate amount up to $3,000,0000 less the Maximum Cumulative Liability (as such term is defined in the CRL Guaranty), as provided in the Second Amendment to the CRL Purchase Agreement, and (iv) entered into a binding commitment to purchase additional Subordinated Notes on May 3 1, 1999 (together with the December CRL Subordinated Notes, the "Additional Subordinated Notes") such that the aggregate amount of Additional CRL Subordinated Notes is equal to a minimum of $3,000,0000 less the Maximum Cumulative Liability (as such term is defined in the CRL Guaranty), as provided in the Second Amendment to the CRL Purchase Agreement.

          (q)  Amendments to CRL Documents.  The CRL Subordinated Debt
               ---------------------------
Agreements shall be amended to the extent that they are more restrictive than the Credit Documents as determined by the Bank and its Special Counsel in their sole discretion.

          (r)  Copyright Assignment.  Kyle Parker and David Jamell shall have
               --------------------
assigned to Borrower all of their rights in the copyright identified as Law Office Information System: Master Menu System, Registration No. TX2097531.

     Section 4.02.  Conditions to Subsequent Advances.
     ------------   ---------------------------------

     Each request for a subsequent Revolving Credit Advance, Equipment Line of Credit Advance or SBLC/Line of Credit Advance shall be deemed to be a representation by the Borrower to the Bank

(a) that all representations and warranties contained in Article III hereof or in any Exhibit, Schedule or Certificate attached hereto or delivered to the Bank in connection herewith were true and correct when made and continue to be true and correct as of the date of such advance, and (b) that no Default or Event of Default specified in Article VI hereof exists. In addition, the Borrower shall promptly pay as incurred from time to time all fees and expenses incurred by the Bank (including, without limitation, all legal fees in connection with this Agreement, the Credit Documents, the monitoring of the transactions contemplated hereby and thereby, and in connection with any amendment, consent or waiver in connection therewith.

ARTICLE V.     COVENANTS OF THE BORROWER.
---------      -------------------------

     The Borrower hereby covenants as follows:

     Section 5.01.  Payment of Amounts Due, Etc.
     ------------   ---------------------------

     The Borrower will make all payments of principal, interest and other amounts in connection with the Notes and this Agreement in accordance with the terms hereof and thereof, and will observe, perform and comply with each and every one of the covenants, terms and conditions contained herein, in the Notes or in any other Credit Document to be observed, performed or complied with by it.

     Section 5.02.  Certain Contingencies.
     ------------   ---------------------

     If, after the date of this Agreement, there shall be any increase in the cost to the Bank due to either (a) the introduction of or any change in any law or regulation (or the interpretation thereof by regulatory authorities) including, without limitation, any changes regarding capital requirements for banks or bank holding companies or (b) compliance with any written guideline, request, interpretation or administrative position from any central bank or other governmental authority having jurisdiction over the Bank (whether or not such guideline or request has the force of law), of agreeing to make or making, funding or maintaining the advances hereunder, then the Borrower shall, from time to time, upon such notice by the Bank, pay to the Bank additional amounts sufficient to reimburse the Bank for such increased cost. Upon the Bank incurring such increased cost, the Bank shall certify the same to the Borrower, and such certification shall be conclusive and binding in the absence of manifest error.

     Section 5.04.  Corporate Existence.
     ------------   -------------------

     The Borrower and each of its Subsidiaries will maintain and preserve in full force and effect their respective corporate existence and will maintain and preserve in full force and effect all material rights, licenses, patents, permits, licenses, approvals and franchises, and comply with all applicable regulations in all jurisdictions necessary for the conduct of their business.

     Section 5.05.  Maintenance of Properties and Leases.
     ------------   ------------------------------------

     The Borrower and each of its Subsidiaries will maintain, preserve, protect and keep all properties used or useful in the conduct of their respective businesses in good repair, working order and condition, ordinary wear and tear excepted, and from time to time shall make such repairs, renewals, replacements, betterments and improvements thereto as in the judgment of the Borrower's management are necessary to permit such business to be property and advantageously conducted at all times. The Borrower and each Subsidiary shall comply in all material respects with all leases naming it as lessee.

     Section 5.05.  Payment of Taxes, Compliance with Laws and ERISA, Etc.
     ------------   -----------------------------------------------------

          (a) The Borrower and each of its Subsidiaries will pay and discharge all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any property belonging to them before the same shall become in default, as well as all lawful claims for labor, materials and supplies, which, if not paid when due, might become a lien or charge upon such property or any part thereof; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, an adequate reserve for the payment thereof is established on the books of the Borrower or applicable Subsidiary in accordance with generally accepted accounting principles, and the Borrower or applicable Subsidiary shall pay such tax, assessment, charge, levy or claim before any taxing authority files any lien with respect thereto.

          (b) The Borrower and each of its Subsidiaries will at all times and in all material respects comply with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and observe all requirements of federal, state, local and other governmental authorities (including, without limitation, all environmental and ERISA laws and requirements).

          (c) The Borrower and each of its Subsidiaries will satisfy, or cause to be satisfied, the minimum annual funding standard, within the meaning of ERISA, for any employee benefit plan established or maintained by them which is subject to ERISA and neither of the Borrower nor any Subsidiary will permit any tax or penalty to be incurred by it as a result of any failure to satisfy any such minimum funding requirement or as a result of any violation of the provisions of Section 4975 of the Code or any regulation issued thereunder.

     Section 5.06.  Records, Accounts and Places of Business.
     ------------   ----------------------------------------

     The Borrower and each Subsidiary shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. The Borrower and each Subsidiary shall maintain adequate and proper reserves. The Borrower ,and each Subsidiary will promptly notify the Bank of (a) any changes in the places of business of the Borrower and its Subsidiaries and (b) any additional places of business which may arise hereafter.

     Section 5.07.  Subsidiary Guarantees.  The Borrower shall cause each
     ------------   ---------------------
Subsidiary of the Borrower (whether existing now or in the future) to enter into a Guaranty Agreement in form and substance satisfactory to Bank guaranteeing all obligations (whether existing now or in the future) of the Borrower to the Bank.

     Section 5.08.  Insurance.
     ------------   ---------

     The Borrower and each of its Subsidiaries will keep all of their insurable properties insured with fire and broad form extended coverage insurance policies written by financially sound and reputable insurers satisfactory to the Bank for an amount not less than the full replacement value of all tangible property owned by the Borrower from time to time. All insurance policies will name the Bank as an additional insured and a loss payee or insured mortgagee, as applicable. Each such insurance policy shall contain a provision requiring at least 30 days' written notice to the Bank prior to the cancellation or modification of each such policy. The Bank shall have the additional right, exercisable at any point in time, in its reasonable judgment, to require additional insurance coverage including but not limited to demolition, flood, earthquake and contingent liability from the operation of any building laws as they may pertain to non-conforming property. Certificates relating to such insurance shall be furnished by the Borrower to the Bank at the Closing and thereafter upon demand by the Bank.

     Section 5.09.  Accounts and Reports.
     ------------   --------------------

     The Borrower will furnish or cause to be furnished to the Bank, the following reports:

          (a)  Annual Reports.  As soon as available and in any event within
               --------------
ninety (90) days after the end of each fiscal year, (i) consolidated audited financial statements of the Borrower and its Subsidiaries, together with all notes thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied, such statements to be duly certified by a certified, independent public accounting firm selected by the Borrower and acceptable to the Bank, which statements shall be accompanied by an
(A) unqualified opinion thereon by such accountants, and (B) a statement executed by the Borrower's president or treasurer that to the best of his or her knowledge, following diligent inquiry, he or she does not know of any condition or event which constitutes a Default or an Event of Default under this Agreement or a statement specifying the nature and period of existence of any such condition or event.

          (b)  Monthly Reports.  As soon as available, and in any event within
               ---------------
thirty (30) days after the end of each monthly accounting period in each fiscal year during the term of this Agreement, consolidated unaudited financial statements of the Borrower and its Subsidiaries prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied, certified by the President or Treasurer of the Borrower, which statements shall contain balance sheets as of the end of such accounting period, statements of profit and loss and cash flow for the period from the beginning of such fiscal year to the end of such accounting period. Each such monthly report shall be accompanied by a summary of all Revolving Credit Advances, Equipment Line of Credit Advances, and SBLC Line of Credit Advances and unexpired L/C's outstanding at the end of such period.

          (c)  Compliance Certificates.  With the annual and monthly financial
               -----------------------
statements furnished pursuant to subsections (a) and (b) hereof, an officers certificate substantially in the form of Exhibit 5.09(c) hereto (the "Compliance
                                         ---------------
Certificate"), and (ii) such other reports as the Bank may reasonably request.

          (d)  Auditor's Management Letter.  Promptly after receipt by the
               ---------------------------
Borrower, copies of the management letter, if any, provided by its independent certified public accountants who audit the annual financial statements.

          (e)  Information.  Promptly, copies of all reports and financial
               -----------
statements which the Borrower sends to either CRL, or the Borrower's stockholders in their capacity as stockholders, as a class or which the Borrower files with the Securities and Exchange Commission or any other public body.

          (f)  Accounting Principles.  Reports furnished to the Bank under this
               ---------------------
Agreement shall be prepared in accordance with generally accepted accounting principles consistently applied, except that unaudited statements need not contain notes thereto and shall be subject to normal year end adjustments. Compliance with the covenants set forth in this Agreement will be determined in accordance with generally accepted accounting principles consistently applied.

          (g)  Financial Statements of Guarantor.  Within ninety (90) days after
               ---------------------------------
the end of each calendar year, updated financial statements for the Guarantor.

          (h)  Borrowing Base Certificate.  The Borrowing Base Certificate
               --------------------------
pursuant to Section 2.02(a).

          (i) Annual Projections. As soon as available, but in any event within thirty (30) days prior o the end of each fiscal year, projections for the following fiscal year together with a business plan.

     Section 5.10.  Information and Inspection.
     ------------   --------------------------

     The Borrower will furnish to the Bank from time to time promptly upon the Bank's request, full information pertinent to any covenant, provision or condition hereof or to any matter in connection with its business and, at all reasonable times during normal business hours and as often as the Bank shall reasonably request, permit any authorized representative designated by the Bank to visit and inspect any of their properties, including their books and records (and to make extracts therefrom), and to discuss their affairs, finances and accounts with its officers. The Borrower will, in addition, furnish to the Bank with reasonable promptness such financial information as the Bank shall reasonably request. Without limiting the generality of the foregoing, the Bank shall be entitled to conduct as many examinations of the books and records of the Borrower as the Bank in its sole discretion deems necessary and, the Borrower shall pay on demand the Bank's out-of-pocket expenses and field audits and appraisal fees.

     Section 5.11.  Additional Advice.
     ------------   -----------------

     The Borrower will promptly advise the Bank of any change which constitutes a Default or an Event of Default as defined in Article VI of this Agreement, or a default in the performance by the Borrower under any covenant or agreement contained in any other agreement to which it is a party or by which it is bound which has not been cured within the applicable grace period, if any. The

Borrower will also promptly give notice to the Bank of each waiver, consent or amendment granted or made with respect to borrowed money in excess of $10,000.

     Section 5.12.  Payment of Expenses.
     ------------   -------------------

     The Borrower will bear all reasonable out-of-pocket fees and expenses of the Bank in connection with the negotiation, preparation, execution, amendment, administration or enforcement of this Agreement, the other Credit Documents and the transactions contemplated hereby (whether or not the Credit hereunder is consummated) and the making and collection of the Credit hereunder, including without limitation, the fees and disbursements of Special Counsel for the Bank, costs of appraisals, recording fees, and filing fees.

     Section 5.13.  Limitation on Indebtedness.
     ------------   --------------------------

     Neither the Borrower nor any Subsidiary will create, incur, assume, or become, be or remain liable in any manner in respect of, or allow to exist, any Indebtedness (which term shall include: all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the Borrower as liability; all indebtedness, obligations and liabilities, whether or not assumed by Borrower or any Subsidiary, secured by any mortgage, pledge or lien existing on property owned by the Borrower or any Subsidiary; all indebtedness in respect of operating leases; and all amounts representing rental payments which, in accordance with generally accepted accounting principles, would be classified as a liability on its balance sheet), except for:

          (a) the Notes and any other obligations owed to the Bank under this Agreement or otherwise;

          (b)  the CRL Subordinated Notes and the CRL August Note;

          (c) Indebtedness of the Borrower existing as of the date of this Agreement which is specifically disclosed in Schedule 5.13(c) attached hereto;
                                             ----------------

          (d) Indebtedness representing trade debt, wages, employee benefits, advance payments on sales contracts and other indebtedness incurred in the ordinary course of business;

          (e) Indebtedness existing as of the date of this Agreement secured by liens permitted by subsection (a) of Section 5.15;

          (f) liabilities for taxes, assessments, governmental charges, liens or claims described in Section 5.05 hereof to the extent that payment thereof is not required by such Section 5.05;

          (g) Indebtedness in respect of final judgments for the payment of money not in excess of $10,000 in the aggregate at any time outstanding (excluding sums covered by insurance) remaining unsatisfied and in effect for any period of less than sixty (60) days or in respect of which a stay of execution shall have been obtained pending an appeal or proceeding for review; and

          (h) Indebtedness of the Borrower which is subordinated in right of payment to the obligations owed to the Bank under this Agreement on terms and conditions satisfactory to the Bank in its sole discretion, and which does not mature or require payment of principal or interest prior to the Maturity Date.

     Section 5.14.  Limitation on Liability for Obligations of Others.
     ------------   -------------------------------------------------

     Neither the Borrower nor any Subsidiary will assume, guarantee, endorse or otherwise be or become liable, contingently or otherwise (including without limitation as a general partner), for the obligations of any other corporation, firm or entity or other person, except for:

          (a) the endorsement of negotiable instruments for deposit or collection in the normal course of its business; and

          (b) guarantees existing as of the date of this Agreement which are specifically disclosed on Schedule 5.14 attached hereto.
                          -------------

     Section 5.15.  Limitation on Liens, Negative Pledges.
     ------------   -------------------------------------

     Neither the Borrower nor any Subsidiary will (i) create, incur, assume or allow to be created, incurred or assumed, or to exist, any pledge of, or any lien, charge or encumbrance of any kind on, any of their property or assets,
(ii) subject any of such assets to prior payments of any other indebtedness whether by subordination agreement, transfer of assets or otherwise, (iii) own or acquire or agree to acquire any property of any character subject to or upon any option, mortgage, conditional sale agreement or other title retention agreement or (iv) or grant any person (other than the Bank) a negative pledge or other similar restriction with respect to any of its property or assets, provided, however, that the foregoing restrictions shall not prohibit the
--------  -------
Borrower:

          (a) from creating or allowing to exist any liens or encumbrances which existed on the date hereof and which are specifically permitted by Section
3.07 hereof or set forth in Schedule 5.14 hereto;
                            -------------

          (b) from creating or allowing to exist any liens in favor of the Bank;

          (c) from allowing to exist liens for taxes, assessments, governmental charges and levies for claims described in Section 5.06 hereof to the extent that payment thereof is not then required by such Section;

          (d) from allowing to exist liens in respect of judgments or awards which have been in force for less than the applicable appeal period or less than sixty (60) days, whichever is sooner, so long as execution is not levied thereunder, or in respect of which the Borrower at the time shall in good faith be prosecuting an appeal, or proceedings for review are pending and in respect of which a stay of execution shall have been obtained pending such appeal or review; and

          (e) from creating or allowing to exist deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance or similar programs;

liens, charges or encumbrances imposed by law, such as carriers', warehousemen's and mechanics' liens and other liens arising in the ordinary course of business which do not, individually or in the aggregate, materially detract from the value or limit the use of any property subject thereto; landlords' liens in respect of rent not in default or liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds.

     Section 5.16.  Sale of Assets.
     ------------   --------------

     Neither the Borrower nor any Subsidiary will sell or transfer to each other or to any third party any of their respective assets, including, without limitation, accounts receivable or data bases, whether with or without recourse, other than as permitted by Section 5.19 hereof. This Section 5.16 is not intended to prohibit liens on the Borrower's accounts receivable in favor of the Bank. Neither the Borrower nor any Subsidiary will sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

     Section 5.17.  Loans and Investments.
     ------------   ---------------------

          (a)  Except as set forth in Schedule 3.02, the Borrower shall not
                                      -------------
organize or permit to exist any new Subsidiaries without the prior written consent of the Bank.

          (b) Neither the Borrower nor any Subsidiary will, without the prior written consent of the Bank, purchase or otherwise acquire or retain any stock, assets or obligations of, or make any loans or advances to, or investments in, or engage in joint ventures with, any corporation, partnership or other entity or person, other than:

          (i) obligations of the United States of America, or any agency thereof, maturing not more than one (1) year from the date of issue thereof, provided that the Bank shall acquire a perfected first security interest in any such obligation simultaneously with its purchase or acquisition; and

          (ii) certificates of deposit or other obligations maturing not more than one (1) year from the date of issue thereof issued by the Bank, provided that the Bank shall acquire a perfected first security interest in such obligation simultaneously with its purchase or acquisition.

     Section 5.18.  Transactions With Affiliated Persons.
     ------------   ------------------------------------

     Neither the Borrower nor any Subsidiary will enter into any transaction with any Affiliate (including CRL, CRP and Moriarty), except on terms no less favorable to Borrower than would be available in a bona fide arm's length transaction with a non-affiliated person or entity, and provided that Borrower shall have obtained the Bank's prior written consent to any such transaction or series of related transactions involving an amount of $10,000 or more. "Affiliate" means: any officer, director or shareholder who owns five percent (5%) or more of any class of securities of the Borrower or any subsidiary; any entity where the Borrower owns directly or indirectly five percent (5%) or more of any class of securities or interest issued by such entity; or any entity that controls, is controlled by or under common control with, the Borrower.

     Section 5.19.  Consolidation, Merger or Disposition of Assets.
     ------------   ----------------------------------------------

     Neither the Borrower nor any Subsidiary will, without the prior written consent of the Bank, consolidate with or merge into or with another firm, person or corporation, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of the capital stock or sell, lease or otherwise dispose of (other than in the ordinary course of its business) all or any material portion of their properties or assets to any firm, person or corporation, or acquire any material portion of the properties or assets of any other firm, person or corporation, whether in one or a series of related transactions, except that:

          (a) any Subsidiary may merge into or consolidate with the Borrower (provided that the Borrower shall be the surviving corporation); and

          (b) the Borrower or any of its Subsidiaries may sell or otherwise dispose of any property which has become uneconomic, obsolete or worn out if disposed of in the ordinary course of business.

     Section 5.20.  Changes in Corporate Business.
     ------------   -----------------------------

     The Borrower will not materially alter the nature of its business, and will engage only in the business which it is conducting on the date of this Agreement and substantively related lines of business.

     Section 5.21.  Restricted Payment.
     ------------   ------------------

     The Borrower shall not, directly or indirectly, declare, order, pay or make any of the following restricted payments (hereinafter "Restricted Payments"):

          (a) any payment or declaration of any dividend on any class of Stock of the Borrower or any other distribution on account of any class of Stock;

          (b) any payment in respect of director's fees, manager's fees or any other distribution to any shareholder except to the extent permitted under
Section 5.18;

          (c) any redemption, purchase or other acquisition by the Borrower, directly or indirectly, of any shares of its Stock; or

          (d) any payment in respect of the CRL Subordinated Notes, except that so long as no Default or Event of Default under Article VI of this Agreement shall have occurred and be continuing, the Borrower shall be authorized to make regularly scheduled payments in respect of the CRL Subordinated Notes solely as and to the extent permitted under the provisions of the CRL Subordination Agreement, provided, however, that the Borrower shall be permitted, within five
(5) business days of the Closing Date, to pay off all principal and interest due on the CRL August Note with the proceeds distributed hereunder.

     "Stock" shall mean capital stock and warrants or options to purchase stock.

     Section 5.22.  Compensation to Certain Officers.  The aggregate
     ------------   --------------------------------
Compensation paid by the Borrower to Kyle D. Parker during any fiscal year shall not exceed $200,000.

     "Compensation" shall mean all sums paid by the Borrower to such individual as salary, bonus, benefits, fees, draw, reimbursements, dividends, deferred compensation or other remuneration.

     Section 5.23.  Restriction on Use of Proceeds.
     ------------   ------------------------------

     None of the proceeds of the Credit shall be used by the Borrower to purchase commodities except for use in the ordinary course of the Borrower's business, or for the purpose of purchasing or carrying, or refinancing any borrowing the proceeds of which were used to purchase or carry, any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     Section 5.24.  Bank Accounts.
     ------------   -------------

     The Borrower and its Subsidiaries shall maintain at all times all of its operating, concentration, collection and disbursement accounts with the Bank.

     Section 5.25.  Further Security.
     ------------   ----------------

     The Borrower agrees to provide the Bank with such security interest or liens as the Bank may hereafter reasonably request with respect to the assets of the Borrower, and to such actions as the Bank may hereafter request in order to maintain the Bank's first priority security interest in all of the Borrower's assets, as the same shall exist from time to time.

     Section 5.26.  Material Agreements.
     ------------   -------------------

     The Borrower will observe and perform all of its obligations under each material agreement to which it is a party, except where the failure so to observe would not have a material adverse affect upon the business, assets, operations, financial or other condition, or prospects of the Borrower.

     Section 5.27.  Capital Expenditures.
     ------------   --------------------

     The Borrower and its Subsidiaries shall not make or incur Capital Expenditures in an aggregate amount in excess of $1,500,000 in fiscal year 1998, and $1,000,000 in any fiscal year thereafter.

     "Capital Expenditures" shall mean expenditures which are properly chargeable to capital account under generally accepted accounting principals (including leases which are capitalized).

     Section 5.28.  Minimum Annual Revenue.
     ------------   ----------------------

     The consolidated revenues of the Borrower and its Subsidiaries shall not be less than the amounts set forth below as of the end of each fiscal period set forth below:

                    Period                    Minimum Annual Revenue
                    ------                    ----------------------
     January 1, 1998 to December 31, 1998          $ 6,500,000
     January 1, 1999 to December 31, 1999          $15,000,000
     January 1, 2000 to December 31, 2000          $30,000,000

     Section 5.29.  Minimum Quick Ratio.
     ------------   -------------------

     The Ratio of (a) consolidated Adjusted Current Assets to (b) consolidated Adjusted Current Liabilities shall not be less than 1.75 to 1.0 as at the end of each three (3) month period ending on each fiscal quarter commencing with the fiscal quarter ending June 30, 1998.

     "Adjusted Current Assets" shall mean, as of any date of determination, the sum of (i) cash and cash equivalents, (ii) the Maximum Cumulative Liability (as defined under the CRL Guaranty) plus the amount of the CRL Subordinated Creditors' aggregate unfunded commitment obligations under Section 2.02(c) of the CRL Purchase Agreement and (iii) Net Accounts Receivable.

     "Adjusted Current Liabilities" shall mean, as of any date of determination,
(i) current liabilities (as determined in accordance with generally accepted accounting principles consistently applied) less (ii) Deferred Revenue.

     "Net Accounts Receivable" shall mean, as of any date of determination, the consolidated accounts receivable of the Borrower less all applicable reserves (in each case, as determined in accordance with generally accepted accounting principles consistently applied).

     "Deferred Revenue" shall mean all liabilities of the Borrower under subscription contracts, which under generally accepted accounting principles consistently applied are recorded as deferred revenues.

     Section 5.30.  Minimum Tangible Capital Base.
     ------------   -----------------------------

     The Tangible Capital Base shall not be less than the amounts set forth below at the end of each three (3) month fiscal period set forth below:

                    Period                    Minimum Tangible Capital Base
                    ------                    -----------------------------
     July 1, 1998 to September 30, 1998                 $5,300,000
     October 1, 1998 to December 31, 1998               $4,600,000
     January 1, 1999 to March 31, 1999                  $2,800,000
     April 1, 1999 to June 30, 1999                     $1,500,000
     July 1, 1999 to September 30, 1999                 $  650,000

     In addition, for the three (3) month quarterly fiscal period ending after December 31, 1999, and for each three (3) month quarterly fiscal period ending thereafter, the Borrower and its Subsidiaries shall have a Tangible Capital Base of not less than $550,000.

     "Tangible Capital Base" shall mean, as of any date of determination, the sum of (i) Stockholders' Equity (as determined in accordance with generally accepted accounting principles consistently applied), (ii) Subordinated Debt and
(iii) the Maximum Cumulative Liability (as defined under the CRL Guaranty) plus the amount of the CRL Subordinated Creditors' aggregate unfunded commitment obligations under Section 2.02(c) of the CRL Purchase Agreement less Net Intangible assets, provided, however, that the database assets, to the extent under generally accepted accounting principles they are included as net intangible assets, shall not be included as Net Intangible Assets.

     "Subordinated Debt" shall mean all debt of the Borrower and its Subsidiaries owed to any entity other than the Bank which is expressly subordinated and made junior to the payment and performance of the obligations of the Borrower and its Subsidiaries to the Bank, on terms and conditions satisfactory to the Bank.

     "Net Intangible Assets" shall mean the total book value of all assets of the Borrower and its Subsidiaries which would be treated as intangible assets under generally, accepted accounting principles, including without limitation, such items as goodwill, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and right with respect to the foregoing.

     Section 5.31.   Debt Service Coverage.
     ------------    ---------------------

     The ratio of (a) consolidated Adjusted EBITDA to (b) consolidated Debt Service of the Borrower and its Subsidiaries shall not be less than 1.25 to 1.0 at the end of each twelve (12) month period ending on each fiscal quarter commencing with the fiscal quarter ending December 31, 1999, provided, however, that Adjusted EBITDA for the twelve (12) month period ending December 31, 1999 shall be based upon the annualized nine (9) month period commencing April 1, 1999 and ending December 31, 1999.

     "Adjusted EBITDA" shall mean, as of any date of determination, EBITDA for the twelve (12) month period ending on such date minus the sum of (i) those
                                                 -----
amounts attributable to Capital Expenditures during such twelve (12) month period, and (ii) all taxes due or payable with respect to such twelve (12) month period.

     "Debt Service" shall mean, as at any date of determination, the sum of (i) consolidated interest expense of the Borrower and its Subsidiaries for the twelve month period ending on such date, plus (ii) scheduled principal payments
                                         ----
on long term debt (including, without limitation, all indebtedness of the Borrower to the Bank) for the twelve month period commencing on the date following such date of determination, plus (iii) any amounts paid by the
                                      ----
Borrower in respect of the Deferred Facility Fee during the twelve month period ending on such date, all as determined in accordance with generally accepted accounting principles consistently applied.

     "EBITDA" shall mean, as of any date of determination, the sum of the consolidated pre-tax earnings of Borrower and its Subsidiaries, plus to the
                                                                ----
extent deducted in calculating pre-tax earnings, consolidated depreciation, amortization and interest expense of the Borrower and its Subsidiaries.

     Section 5.32.   Maximum Quarterly Net Losses; Minimum Income.  The Borrower
     ------------    --------------------------------------------
and its Subsidiaries shall not, during each three (3) month quarterly fiscal period set forth below, have a consolidated net loss (denoted in parentheses) (as determined in accordance with generally accepted accounting principles consistently applied) in excess of the amount set forth opposite such three (3) month fiscal period:

          Period                             Maximum Consolidated Net Loss

     July 1, 1998 to September 30, 1998               ($1,500,000)
     October 1, 1998 to December 31, 1998             ($1,000,000)
     January 1, 1999 to March 31, 1999                ($2,000,000)
     April 1, 1999 to June 30, 1999                   ($1,750,000)
     July 1, 1999 to September 30, 1999               ($1,250,000)
     October 1, 1999 to December 31, 1999               ($500,000)

     In addition, for each three (3) month quarterly fiscal period ending after December 31, 1999, the Borrower and its Subsidiaries shall have positive consolidated net income (as determined in accordance with generally accepted accounting principles consistently applied) of not less than $1.00.

     Section 5.33.   Renewal Rate.
     ------------    ------------

     The consolidated Borrower's Renewal Rate shall not be less than eighty percent (80%) as of the end of each twelve (12) month period ending on each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1998.

     "Renewal Rate" shall mean as of any date of determination, the percentage of the Borrower's and its Subsidiaries' customers whose subscriptions come up for renewal during the relevant fiscal year that renew their subscriptions with the Borrower and/or its Subsidiaries, on terms no less favorable than those terms generally being offered by the Borrower and its Subsidiaries at the time of each such renewal.

     Section 5.34.   Subordinated Debt.
     ------------    -----------------

     The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify any of the terms of any of the documents, instruments or agreements relating to the Borrower's (and/or its Subsidiaries') obligations to CRL, CRP or Moriarty including without limitation the CRL Subordinated Notes and the CRL Purchase Agreement (collectively, the "CRL Subordinated Debt Agreements").

     Section 5.35.   Fiscal Year and Accounting.
     ------------    --------------------------

     The Borrower will not, and will not permit its Subsidiaries to, change the date of the end of its fiscal year from December 31 or change its accounting policies or reporting practices from those in effect prior to and as of the date of this Agreement.

     Section 5.36.   Additional Capital.
     ------------    ------------------

     The Borrower shall exercise its rights under Section 2.02(c)(i) of the Purchase Agreement to issue, and cause the CRL Subordinated Creditors to purchase, the December CRL Subordinated Notes such that on December 31, 1998 the aggregate amount of the December CRL Subordinated Notes issued on December 31, 1998 is equal to a minimum of $3,000,000 less the Maximum Cumulative Liability (as defined in the CRL Guaranty) as of such date.

     The Borrower shall exercise its rights under Section 2.02(c)(ii) of the Purchase Agreement to issue, and cause the CRL Subordinated Creditors to purchase, Additional CRL Subordinated Notes such that on May 31, 1999 the aggregate amount of Additional CRL Subordinated Notes issued on December 31, 1998 and May 31, 1999 is equal to a minimum of $3,000,000 less the Maximum Cumulative Liability (as defined in the CRL Guaranty) as of such date.

     Section 5.37.   Bank Accounts.
     ------------    -------------

     The Borrower may maintain checking and related savings accounts with institutions other than the Bank, provided, however, that the aggregate amounts in such accounts shall not be material and in any event shall not at any point in time exceed those amounts necessary to satisfy projected cash needs of the Borrower for the immediately succeeding two week period after such point in time.

ARTICLE VI.    EVENTS OF DEFAULT.
----------     -----------------

     If, while any part of the principal of or interest on the Notes remains unpaid or while any part of the Credit shall be in effect, any one of the following "Events of Default" shall occur:

          (a) non-payment of principal of the Equipment Line of Credit Term Notes or the SBLC Line of Credit Term Note where due or failure to reimburse amounts drawn under any L/C when due pursuant to Section 2.05(b);

          (b) non-payment of interest on the Credit or any other amounts due to the Bank under any of the Credit Documents within five (5) days after the date due;

          (c) the Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets; (ii) admit in writing of its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law; (vi) file any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or fail to dismiss such petition within sixty (60) days after the filing thereof; or (vii) take any corporate action for the purpose of effecting any of the foregoing;

          (d) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking reorganization or liquidation of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of its assets;

          (e) any material representation or Warranty made by the Borrower herein or hereunder or in any other Credit Document or in any certificate, document or instrument furnished pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made;

          (f) default by any Borrower or any Subsidiary in the performance of any covenant or agreement contained in Article II hereof (except as set forth in paragraphs (a) or (b) of this Article VI), or Article V hereof;

          (g) except as otherwise set forth in this Article VI, default by the Borrower in the performance of any other covenant or agreement contained herein or in any document or instrument required hereby or incidental or collateral hereto which shall not have been remedied within thirty (30) days after the earlier to occur of (i) written notice thereof shall have been given to the Borrower by the Bank, or (ii) the Borrower first learns of such default;

          (h) default by the Borrower in the performance of any covenant or agreement contained in any other agreement (including the CRL Subordinated Debt Agreements) to which it is a party or by which it is bound involving a liability or obligation of the Borrower in excess of $10,000 which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied without the consent or waiver of the other party thereto, unless such default is waived or excused as a matter of law;

          (i) failure by the Borrower to make any payment of principal or interest beyond the period of grace contained in any instrument or agreement to which the Borrower is a party or by which it may be bound evidencing any indebtedness for money borrowed in excess of $10,000 (unless such default is the result of a good faith dispute arising under such agreement or instrument and the other party or parties thereto have not accelerated the maturity of such indebtedness), or default by the Borrower in the performance of any other covenant or agreement contained in any such agreement or instrument referenced in this subparagraph which results in the acceleration of the maturity of any indebtedness of the Borrower to any other party;

          (j) any guarantor of the Borrower's obligations hereunder shall take any action to terminate its guarantee or there shall exist any payment default thereunder;

          (k) all or any substantial part of the assets of the Borrower shall be condemned, seized or otherwise appropriated by any governmental authority or any officer or instrumentally thereof;

          (l) a judgment or Judgments for the payment of money in excess of the sum of $10,000 in the aggregate (not covered by insurance) shall be rendered against the Borrower and such judgment or judgments shall remain unsatisfied and in effect for any period of sixty (60) days without a stay of execution; or

          (m) there shall occur any material adverse change in the financial condition of the Borrower;

          (n) either (i) any of Kyle D. Parker, individually and in his capacity as trustee of the Parker Trust dated March 15, 1989, Melissa Parker, or the CRL Subordinated Creditors cease to own 80% of those interests in the Borrower they own as of the date hereof or shall own collectively less than ninety percent (90%) of the capital stock of the Borrower, or (ii) Kyle D. Parker shall cease to be actively engaged as the chief executive officer and president of the Borrower;

          (o) if any of the Credit Documents shall be cancelled, terminated, revoked or rescinded or the Bank's security interests, mortgages or liens in a substantial portion of the collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Credit Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Bank, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Credit Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Credit Document is illegal, invalid or unenforceable in accordance with the terms thereof;

          (p) the closing of a Qualifying Liquidity Event (as such term is defined in the CRL Purchase Agreement);

then and in every such event, while such event shall be continuing, the Bank may, by notice to the Borrower, (i) terminate the Revolving Credit, Equipment Line of Credit and/or the SBLC Line of Credit with respect to further advances, whereupon no advances may be made hereunder, (ii) declare the Notes to be forthwith due and payable, whereupon the Notes shall forthwith become due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower, and the right to borrow hereunder shall terminate and/or (iii) require the Borrower to cash collateralize any outstanding L/C's; provided, however, that upon the happening of any event under Subsections (c) or (d) of this Article VI, then the Credit shall automatically terminate and the Notes shall, without the taking of any action by the Bank, immediately become due and payable and the right to borrow hereunder shall immediately terminate.

ARTICLE VII.   INDEMNIFICATION.
-----------    ---------------

     Without limitation of any other obligation or liability of the Borrower or right or remedy of the Bank contained herein, the Borrower hereby covenants and agrees to indemnify and hold the Bank, and the shareholders; directors, agents, officers, partners, subsidiaries and affiliates of the Bank, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby (including without limitation taxes, fees or fines in connection with any filings contemplated under the Security Documents and this Agreement) other than any such claims which are determined by a final, non-appealable order of a court to be the result of the Bank's gross negligence or willful misconduct. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Borrower hereunder, such indemnified party shall notify the Borrower in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder. The Borrower shall have the right, at its option upon notice to the indemnified parties, to defend any such matter at its own expense and with its own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Borrower in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Borrower, (b) the Borrower has failed to assume the defense of such matter or (c) the named parties to any), such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Borrower, then the Borrower shall not have the right to assume the defense of such matter with respect to such indemnified party. The Borrower shall not be liable for any compromise or settlement of any such matter effected without its written consent, which consent may not be unreasonably delayed. The Borrower shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.

ARTICLE VIII.   ASSIGNMENTS, PARTICIPATIONS, ETC.
------------    --------------------------------

     Section 8.01.   Successors and Assigns.
     ------------    ----------------------

          (a) This Agreement shall bind and shall be enforceable by the respective successors and assigns of the parties hereto. The representations and warranties made by the Borrower in this Agreement shall bind the Borrower's successors and assigns.

          (b) The Bank and any subsequent holder of all or a portion of the Bank's interests hereunder shall have the right from time to time and at any time to sell, assign, transfer, negotiate and grant participation interests in all or any part of its commitments hereunder and its rights under the Notes and any other Credit Documents to one or more Persons. In the case of any such sale, assignment, transfer, negotiation or participation of all or any portion of such commitments, the assignee, transferee or recipient thereof shall have, to the extent of such sale, assignment, transfer, negotiation or participation, the same rights, benefits and obligations as the Bank hereunder. The Borrowers hereby acknowledge and agree that any such transfer, assignment or other disposition described in this Section 8.01(b) (other than participations) will give rise to direct obligations of the Borrowers to the buyer, assignee or transferee, as the case may be, and in such event the term "Bank" as used herein shall include each such buyer, assignee or transferee, each of which, to the extent of its interest therein, may rely on, and possess all rights of the Bank hereunder and under the Notes and all other Credit Documents.

ARTICLE IX.    MISCELLANEOUS.
----------     -------------

     Section 9.01.   Term of Agreement.
     ------------    -----------------

     This Agreement shall terminate whenever both of the following conditions shall have been met: (a) all principal of and interest on the Notes and all other amounts due and payable under this Agreement have been paid and discharged in full, and (b) the Borrower shall have no further right to borrow under this Agreement.

     Section 9.02.   Notices.
     ------------    -------

     Except as otherwise specifically provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be delivered in person, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or telexed, telegraphed, telecopied or telefaxed to the parties hereto addressed as follows:

To the Bank:             Fleet National Bank
                         One Federal Street
                         Mail Stop MA0FD07A
                         Boston, Massachusetts 02110
                         Attention:  Scott D. Wheelock
                                     Vice President, High Technology Division
                         Telefax Number:  (617) 346-0151

With copies to:          Goodwin, Procter & Hoar LLP
                         Exchange Place
                         Boston, Massachusetts 02109
                         Attention:  H. David Henken, Esq.
                         Telefax Number:  (617) 523-1231

To the Borrower:         Law Office Information Systems, Inc.
                         105 N. 28th Street
                         Van Buren, Arkansas 72956
                         Attention:  Kyle D. Parker, President
                         Telefax Number:

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand or overnight courier, or sent by telegraph, telecopy, facsimile or telex, at the time of the receipt thereof or the sending of such telegraph, telecopy, facsimile or telex, if during normal business hours on a Banking Day, and (b) if sent by registered or certified first-class mail, postage prepaid, on the third Banking Day following the mailing thereof.

     Section 9.03.   No Waiver.
     ------------    ---------

     No failure to exercise, and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.04.   Construction.
     ------------    ------------

     The descriptive headings of the several Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. This Agreement, together with the Exhibits hereto and all documents, instruments and agreements executed pursuant hereto, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written, and may not be contradicted by evidence of any alleged oral agreement.

     Section 9.05.   Amendments, Waivers and Consents.
     ------------    --------------------------------

     Compliance by the Borrower with any term, covenant or condition of this Agreement may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only by a consent or consents in writing signed by the Bank.

     Section 9.06.   Closing.
     ------------    -------

     The closing of the Credit ("Closing") shall take place at 10:00 a.m. on August 20, 1998, at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, or such other time and place as the parties hereto may agree.

     Section 9.07.   Governing Law; Jurisdictions; Venue.  THIS AGREEMENT SHALL
     ------------    -----------------------------------
BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Borrower hereby agrees that the state and federal courts of The Commonwealth of Massachusetts shall have jurisdiction to hear and determine any claims or disputes between the Bank and the Borrower pertaining directly or indirectly to this Agreement and all documents, instruments and agreements executed pursuant hereto, or to any matter arising therefrom (unless otherwise expressly provided for therein). To the extent permitted by law, the Borrower hereby expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced by the Bank in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to the Borrower at the address to which notices are to be sent pursuant to this Agreement. The Company waives any claim that Boston, Massachusetts is an inconvenient forum or an improper forum based on lack of venue. The choice of forum set forth in this Section 9.07 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

     Section 9.08.   Waiver of Jury Trial.  THE BANK AND THE BORROWER AGREE THAT
     ------------    --------------------
NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION

BASED UPON OR ARISING OUT OF, THIS AGREEMENT, ANY NOTE OR ANY CREDIT DOCUMENT, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     Section 9.09.   Set-Off.
     ------------    -------

     The Borrower and any Guarantor hereby grant to the Bank, a lien, security interest and right of setoff as security for all liabilities and 'Obligations of the Borrower or Guarantor to the Bank, whether now or existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Credit. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER, COLLATERAL WHICH SECURES THE CREDIT, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     Section 9.10.   Usury Compliance.
     ------------    ----------------

     All agreements between the Borrower and/or Guarantor and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law": shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement (and the Notes) shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and Lender in the execution, delivery and acceptance of this Agreement (and the Notes) to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or any of the Credit Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby (or by the Notes) and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and/or the Guarantor and the Bank.

     Section 9.11.   Further Assurances Replacement Notes.
     ------------    ------------------------------------

     From time to time hereafter, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Bank shall reasonably request for the purpose of implementing or effectuating the provisions of the Credit Documents, and upon the exercise by the Bank of any power, right, privilege or remedy pursuant to the Credit Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Bank may be so required to obtain. Without limited the generality of the foregoing, upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Credit Document, the Borrower will issue, in lieu thereof, a replacement Note or other Credit Document in the same principal amount thereof and otherwise of like tenor.

                                 [END OF TEXT]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                              LAW OFFICE INFORMATION SYSTEMS,
                              INC.

                                 /s/ Kyle D. Parker
                              By:_________________________________________
                                 Name:   Kyle D. Parker
                                 Title:  President



                              FLEET NATIONAL BANK

                                 /s/ Scott D. Wheelock
                              By:_________________________________________
                                 Name:   Scott D. Wheelock
                                 Title:  Vice President, High Technology
                                         Division

                        Attachments to Credit Agreement
                              not filed herewith

SCHEDULES:
Schedule 2.04       Outstanding Letters of Credit
Schedule 3.01       Outstanding Capital Stock
Schedule 3.02       Subsidiaries
Schedule 3.05       Material Adverse Change
Schedule 3.06       Litigation
Schedule 3.07       Title
Schedule 3.08       Tax Returns and Payments; IRS Settlements
Schedule 3.12       Credit Agreements
Schedule 3.13       Leases
Schedule 3.14       Real Estate Owned
Schedule 3.16       Hazardous Waste
Schedule 3.17       Permits
Schedule 3.18(a)    Intellectual Property Rights Exceptions
Schedule 3.18(b)    Intellectual Property Rights
Schedule 5.1(c)     Indebtedness
Schedule 5.14       Guarantees, Liens, Negative Pledges

EXHIBITS:
Exhibit 2.02(a)     Form of Borrowing Base Certificate
Exhibit 2.02(b)     Form of Revolving Credit Note
Exhibit 2.03(b)     Form of Equipment Line of Credit Note
Exhibit 2.03(d)     Form of Equipment Line of Credit Term Note
Exhibit 2.03(f) Certificate Accompanying Notice of Equipment Line of Credit Advance
Exhibit 2.04(b)     Form of SBLC Line of Credit Note
Exhibit 2.04(d)     Form of SBLC Line of Credit Term Note
Exhibit 4.01(f)     Form of Limited Guaranty Agreement
Exhibit 4.01(h)     Certificate of Insurance
Exhibit 4.01(i)     Certification of President
                    Secretary's Certificate
Exhibit 4.01(j)     Law Office Information Systems, Inc. Perfection Certificate
Exhibit 5.09(c)     Form of Compliance Certificate